                                                             EXHIBIT (h)(27)(b)

                              Amendment No. 4 to
                       Administrative Services Agreement
                       Franklin Templeton Services, LLC
       The United States Life Insurance Company in the City of New York

The Administrative Services Agreement, dated as of November 1, 2001, by and among Franklin Templeton Services, LLC, and The United States Life Insurance Company in the City of New York (the "Agreement") is hereby amended as follows:

    1. Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of September 15, 2008.

FRANKLIN TEMPLETON SERVICES, LLC

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK

                                         ATTEST:

By:                                      By:
        -------------------------------          ------------------------------
Name:                                    Name:
        -------------------------------          ------------------------------
Title:                                   Title:
        -------------------------------          ------------------------------

                                                 [Corporate Seal]

                                  Schedule B

                        Administrative Expense Payments

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

                 Product /                                                         Fee   Effective
Company      Securities Act No.                 Funds of the Trust                 Rate    Date
-------      ------------------  ------------------------------------------------- ----  ---------
The United   Platinum Investor   Franklin U.S. Government Fund-Class 2             0.__%  11/1/01
States Life  VUL                 Mutual Shares Securities Fund-Class 2
Insurance    333-79471           Templeton Foreign Securities Fund - Class 2
Company in
the City of  Platinum Investor   Franklin U.S. Government Fund-Class 2
New York     Survivor VUL        Mutual Shares Securities Fund-Class 2
             333-57062           Templeton Foreign Securities Fund - Class 2

             Platinum Investor   Franklin U.S. Government Fund-Class 2             0.__% 09/05/03
             PLUS VUL            Mutual Shares Securities Fund-Class 2
             333-105246          Templeton Foreign Securities Fund-Class 2
                                 Franklin Small Cap Value Securities Fund-Class 2

             Platinum Investor   Franklin U.S. Government Fund-Class 2             0.__% 09/05/03
             IVA                 Mutual Shares Securities Fund-Class 2
             333-109499          Templeton Foreign Securities Fund-Class 2
                                 Franklin Small Cap Value Securities Fund-Class 2

             Platinum Investor   Franklin U.S. Government Fund-Class 2             0.__% 07/01/04
             Survivor II VUL     Mutual Shares Securities Fund-Class 2
             333-105762          Templeton Foreign Securities Fund-Class 2
                                 Franklin Small Cap Value Securities Fund-Class 2

             Platinum Investor   Franklin U.S. Government Fund-Class 2             0.__% 01/02/07
             VIP VUL             Mutual Shares Securities Fund-Class 2
             333-137941          Templeton Foreign Securities Fund-Class 2
                                 Franklin Small Cap Value Securities Fund-Class 2

             AIG Protection      Franklin Small Cap Value Securities Fund-Class 2  0.__% 07/01/08
             Advantage VUL       Mutual Shares Securities Fund-Class 2
             333-149403

             AIG Income          Franklin Small Cap Value Securities Fund-Class 2  0.__% 09/15/08
             Advantage Select    Mutual Shares Securities Fund-Class 2
             333-151575

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